UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

Blonder Tongue Laboratories, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	1-14120	52-1611421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Jake Brown Road, Old Bridge, New Jersey  08857

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2018, Blonder Tongue Laboratories, Inc. (the “Company”) issued a press release announcing the appointment of Edward R. “Ted” Grauch as the Company’s Executive Vice President and Chief Operating Officer.

In connection with his employment, Mr. Grauch will receive a base salary of $300,000 per year, and will be eligible to participate in the Company’s Executive Officer Salary Bonus Plan, subject to the terms of such plan, as determined by the Compensation Committee of the Board of Directors. He will also receive a signing bonus of $20,000, payable ninety days after his start date with the Company, and will be entitled to receive reimbursement of up to $8,500 per calendar year for personal air travel to and from his primary residence outside of New Jersey and a monthly automobile allowance of $750.00. In addition, Mr. Grauch will be granted (i) incentive stock options to acquire up to 150,000 shares of the Company’s common stock, with options covering 30,000 shares vesting on each of the first two anniversaries of the effective date of his employment, and options covering 45,000 shares vesting on each of the third and fourth anniversaries of the effective date of his employment and (ii) non-qualified stock options to acquire up to 350,000 shares of the Company’s common stock, with options covering 70,000 shares vesting on each of the first two anniversaries of the effective date of his employment, and options covering 105,000 shares vesting on each of the third and fourth anniversaries of the effective date of his employment. The non-qualified options granted are subject to accelerated vesting in the event of a change in control of the Company. Mr. Grauch also will be eligible to participate in other Company benefit plans and programs generally available to Company officers and/or employees.

There are no arrangements or understandings between Mr. Grauch and any other persons, pursuant to which he was appointed as an officer of the Company, no family relationships among any of the directors or executive officers of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Letter Agreement is qualified in its entirety by reference to the complete text of the Letter Agreement, which is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing Mr. Grauch’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Letter Agreement between Blonder Tongue Laboratories, Inc. and Edward R. Grauch.

99.1	Press Release dated October 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:	/s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: October 30, 2018

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement between Blonder Tongue Laboratories, Inc. and Edward R. Grauch.

99.1	Press Release dated October 30, 2018.

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